Exhibit 99.2

Sterling Bancorp and Astoria Financial to Merge, Creating a High Performing Regional Bank March 7, 2017

Forward Looking Statements The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Sterling Bancorp (“Sterling” or “STL”) and Astoria Financial Corporation (“Astoria” or “AF”) expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sterling and Astoria, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in Sterling’s and Astoria’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Sterling and Astoria shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Sterling and Astoria businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in Sterling’s stock price before closing, including as a result of the financial performance of Astoria prior to closing; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information About the Proposed Transaction and Where to Find It Investors and security holders are urged to carefully review and consider each of Sterling Bancorp’s and Astoria Financial Corporation’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Sterling Bancorp with the Securities and Exchange Commission (the “SEC”) may be obtained free of charge at Sterling Bancorp’s website at www.sterlingbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Sterling Bancorp by requesting them in writing to Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901 Attention: Investor Relations, or by telephone at (845) 369-8040. The documents filed by Astoria Financial Corporation with the SEC may be obtained free of charge at Astoria Financial Corporation’s website at www.astoriabank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Astoria Financial Corporation by requesting them in writing to Astoria Financial Corporation, c/o Astoria Bank, One Astoria Bank Plaza, Lake Success, New York 11042; Attention: Investor Relations, or by telephone at (516) 327-3000. In connection with the proposed transaction, Sterling Bancorp intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Astoria Financial Corporation and Sterling Bancorp and a prospectus of Sterling Bancorp, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Astoria Financial Corporation and Sterling Bancorp are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the stockholders of each institution seeking the required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Sterling Bancorp or Astoria Financial Corporation by writing to the addresses provided for each company set forth in the paragraphs above. Sterling Bancorp, Astoria Financial Corporation, their directors, executive officers and certain other persons may be deemed participants in the solicitation of proxies from Sterling Bancorp and Astoria Financial Corporation stockholders in connection with the proposed transaction. Information about the directors and executive officers of Sterling Bancorp and their ownership of Sterling Bancorp common stock is set forth in the definitive proxy statement for Sterling Bancorp’s 2016 annual meeting of stockholders, as previously filed with the SEC on April 14, 2016. Information about the directors and executive officers of Astoria Financial Corporation and their ownership of Astoria Financial Corporation common stock is set forth in the definitive proxy statement for Astoria Financial Corporation’s 2016 annual meeting of stockholders, as previously filed with the SEC on November 10, 2016. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of the registration statement and joint proxy statement/prospectus may be obtained as described in the paragraphs above.

Transaction Highlights Compelling Strategic Rationale Financial Impact Combination creates a ~$29 billion diversified bank focused on the attractive NYC metropolitan area Combined franchise will have a Top 6 market share among regional banks in the NYC MSA with ~$19 billion in deposits Leverages Sterling’s diversified asset origination expertise and Astoria’s strong retail franchise Transition combined loan portfolio to Sterling’s balanced commercial profile over time Diverse asset mix with low CRE concentration Strong pro forma funding and liquidity profile Combined company has “best-in-class” deposit mix and funding cost with core deposits of over 90% and a cost of deposits of ~33 bps Astoria operates in densely populated markets with a large base of middle market commercial businesses Established platform will allow for accelerated recruiting and hiring of new commercial banking teams Tangible book value per share accretion at close of ~12% EPS accretion of ~9% in 2018 and ~16% in 2019 IRR of ~19% Opportunity to reposition Astoria’s balance sheet provides clear path to increase ROTA and ROTE Substantial internal capital generation for future growth and intention to maintain a quarterly dividend at $0.07 per share, a ~17% dividend payout ratio

Transaction Overview

Consideration	▪ Fixed exchange of 0.875 Sterling shares for each Astoria share ▪ 100% stock ▪ Aggregate deal value of ~$2.2 billion based on STL closing price of $25.05 on March 6, 2017 (1)
Transaction Pricing	▪ 18.6% premium to Astoria's closing price of $18.48 on March 6, 2017 ▪ 1.59x tangible book value ▪ 9.8% core deposit premium
Pro Forma Ownership	▪ 60% Sterling / 40% Astoria
Bank Merger	▪ Astoria Bank to merge into Sterling National Bank
Name	▪ Sterling Bancorp and Sterling National Bank
Management and Board Composition	▪ Jack Kopnisky, President & CEO; Luis Massiani, CFO ▪ Combined board will include 4 current Astoria board members
Required Approvals	▪ Approval of Sterling Bancorp and Astoria Financial Corporation shareholders ▪ Customary regulatory approvals
Targeted Closing	▪ Fourth quarter 2017

(1) Aggregate deal value includes restricted stock units.

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The Combination Creates a High Performing Regional Bank * Pro forma capital ratios estimated at close. Pro forma performance metrics and balance sheet composition are long-term targets. (1) Represents an adjusted non-GAAP financial measure; please refer to Sterling Bancorp’s Earnings Press Releases available at www.sterlingbancorp.com for a reconciliation of these adjusted non-GAAP measures to the Company's GAAP results. (2) Includes impact on capital related to purchase accounting. Combined company will have industry leading profitability and efficiency, a stable and low cost funding base, and will be well positioned for an increasing interest rate environment Combination is accretive to Sterling’s long-term ROTA and ROTE targets Combined company will have a robust organic and M&A growth profile Estimated dividends per share and payout ratio provide substantial capital management flexibility Combined company will have significant scarcity value with a top 6 market share among regional banks in the NYC MSA Low CRE concentration levels and a strong capital position provide substantial opportunity for growth (1) (1) (1) (2)

Overview of Astoria Financial Astoria has $8.9 billion in deposits and operates in attractive markets that present a substantial growth opportunity Deposit Footprint Market Demographics Deposit Composition Source: SNL Financial. Weighted average by deposits. Deposits ex. Jumbo CDs.

Highly Attractive Low Cost Deposit Franchise Astoria has significantly grown its low cost deposit base since 2010 7% CAGR

Both Companies Operate in Attractive NYC Markets STL Branch Long Island, including Kings, Queens, Nassau and Suffolk counties, has significant density with over 7,300 small and middle market commercial businesses New Haven 1,168 Fairfield 1,883 Hudson 817 Essex 1,084 Bergen 2,005 Passaic 637 Queens 1,398 New York 8,916 Bronx 543 Rockland 355 Westchester 1,529 Putnam 73 Orange 338 Sullivan 67 Dutchess 238 Ulster 141 Kings 1,518 Richmond 196 Union 899 Somerset 684 Morris 1,192 Hunterdon 168 Warren 107 Sussex 122 Mercer 697 Middlesex 1,556 Monmouth 893 AF Branch Nassau 2,305 Suffolk 2,137 Source: Hoovers (A Dun & Bradstreet Company) and SNL Financial. Deposit market share data as of June 2016. Two Sterling branches are not in the NYC MSA. * Adjusted ranking includes only regional and community banks. (1) Defined as businesses with $5 million to $250 million in revenue. (1) NYC MSA – Deposit Market Share (Regional & Community Banks) 5 1,540 - 8,916 4 1,047 - 1,539 3 646 - 1,046 2 185 - 645 1 73 - 184 Quintiles Number of Middle Market Businesses

Combined Company Will Have a Diversified Business Mix Lending Fee-Based Commercial Lending Commercial Real Estate Lending Asset Based Lending Equipment Finance Healthcare Residential Warehouse Lending Retail and Commercial Depository & Cash Management Wealth Management Payroll Finance Factoring & Trade Finance Residential Mortgage Banking Consumer / Retail Insurance Public Sector Finance Residential Mortgage Lending Small Business Lending Capital Markets / Syndication

Pro Forma Loan and Deposit Composition STL AF Pro Forma Yield: 4.49% Yield: 3.50% Yield: 3.96% Loan Portfolio STL AF Pro Forma Cost: 0.36% Cost: 0.29% Cost: 0.33% Deposit Portfolio Total: $10.1B Total: $20.0B Total: $10.4B Total: $9.6B Total: $18.9B Total: $8.9B

Opportunity to Reposition Business Mix Through Integration Focus residential mortgage activity under Sterling’s model; driven by in-footprint financial center activity Integrate Astoria CRE lenders under Sterling’s team-based, relationship focused model Accelerate recruitment of new teams to focus on broad middle market segments Utilize Astoria’s high density financial center network as a driver of deposit growth; focus strategy on branches that meet profitability and efficiency targets Continue augmenting organic growth with opportunistic loan portfolio acquisitions Transition securities portfolio to Sterling’s mix with a balance of MBS, Agency and municipal securities Target Loan Portfolio Target Securities Portfolio Targeted Strategic Initiatives

Track Record of Delivering Loan Growth Sterling has invested in a diversified asset origination platform with substantial embedded growth opportunities given recent business and team additions * Excludes impact of Hudson Valley Bank acquisition in 2015. 2014 2015 2016 C&I CRE Proven Loan Origination Capabilities ($MMs) Organic Commercial Net Loan Growth Last 3 Yrs* $694 $1,303 $1,700 C & I 15% ABL 8% Payroll Finance 3% Warehouse Lending 7% Factoring 2% Equipment Finance 6% Public Sector Finance 4% CRE 33% Multi Family 10% ADC 2% Residential Mortgage 7% Other Consumer 3% Sterling's Diverse Product Capabilities Total Loans: $9.5B Yield on Loans: 4.49%

Sterling Has a Proven Track Record of Successful Acquisitions Sterling has a proven track record of seamless deal execution and integration, including completing an MOE with Legacy Sterling in 2013 Demonstrated ability to retain key personnel Senior management team includes members from all legacy banks; full integration in revenue and support unit senior managers including at the EVP level All transactions closed on-time and on budget M&A Transactions since 2011 Banks: Hudson Valley Holding Corp. (June 2015): $3.1 billion in assets Legacy Sterling Bancorp (October 2013): $2.8 billion in assets Gotham Bank of New York (August 2012): $0.4 billion assets Commercial Finance Whole Company and Portfolio Acquisitions: NewStar Business Credit (March 2016): $112 million deal value GE’s Eastern U.S. restaurant franchise financing portfolio (September 2016): $190 million of loans First Capital Holding’s traditional factoring business (May 2015): $45 million of receivables Damian Services Corporation (February 2015): $25 million deal value (Payroll Services Provider)

Sterling Has Made a Full and Successful Transformation to a Diversified Commercial Bank PBNY 12/31/2010: NY-Based Thrift STL 12/31/2016: Diversified Commercial Bank Total Earning Assets: $2.6 billion Yield on Earning Assets: 4.54% Total Earning Assets: $12.9 billion Yield on Earning Assets: 4.02% Total Loans: $1.7 billion Yield on Loans: 5.47% Total Loans: $9.6 billion Yield on Loans: 4.49% Total Deposits: $2.0 billion Cost of Deposits: 0.32% Total Deposits: $10.1 billion Cost of Deposits: 0.36%

Evolution of Sterling Since Arrival of New Management Team in 2011 Source: Company filings and SNL Financial. (1) The data presented above represents adjusted non-GAAP financial measures; please refer to Sterling Bancorp's Annual Reports on Form 10-K and Earnings Press Releases available at www.sterlingbancorp.com for a reconciliation of these adjusted non-GAAP measures to the Company's GAAP results. (2) Market data as of specified date.

Key Elements for Successful Mergers The combined company is well positioned relative to all key components of a successful merger Strong capital position Established ERM systems and platform Positive regulatory relationships Strong operating / earnings performance and internal capital generation Diversified and low cost core funding and liquidity profile Balanced business mix and balance sheet Solid CRA program Clear and consistent go-forward business strategy M&A and integration history and experience Management talent and bench strength

Pro Forma Financial Impact

Transaction Assumptions

Consideration	▪ Fixed exchange of 0.875 Sterling shares for each Astoria share ▪ 100% stock ▪ Aggregate deal value of ~$2.2 billion based on STL closing price of $25.05 on March 6, 2017 (1)
Earnings Estimates	▪ Sterling: 2017E - $1.32; 2018E - $1.52 ▪ Astoria: 2017E - $0.55; 2018E - $0.58
Cost Savings	▪ Approximately $100 million annualized (pre-tax) ▪ Phased in ~50% in 2018 and 100% thereafter
Merger Related Costs	▪ Approximately $165 million (pre-tax)
Purchase Accounting Adjustments	▪ $150 million credit mark on loans (~1.5% of total loans) ▪ Net negative rate mark adjustments of ~$375 million (securities, loans, deposits and borrowings) ▪ Fixed asset write-up of $50 million
Balance Sheet Repositioning	▪ Legacy 1-4 family residential and multifamily loan portfolio runoff redeployed into commercial loans ▪ Incremental yield pick-up of 0.75%
Core Deposit Intangible	▪ 1% of core deposits (excludes jumbo time deposits) amortized on SYD basis over 10-year period
Anticipated Dividend	▪ Anticipated quarterly dividend of $0.07 per share to stay unchanged, subject to Board approval

Note: Earnings estimates based on IBES median consensus estimates as of March 6, 2017.

(1) Aggregate deal value includes restricted stock units.

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Compelling Cost Savings Opportunity Expected net cost savings of $100 million with phase-in period of two years ~35% of Astoria's expense base Consolidate of 15-20% of combined branches and other back office locations Savings are net of the reinvestment into additional commercial lending teams and technology upgrades Cost Savings Details ($ in MMs) Estimated Net Cost Savings Approximate Amount Compensation & Benefits $60 Occupancy & Office Operations 15 Technology & Communications 11 Professional Fees 2 Other 12 Total Estimated Cost Savings $100

Pro Forma Financial Impact Transaction Accretion and Returns Expected Capital Position 2018E EPS Accretion ~9% 2019E EPS Accretion ~16% IRR ~19% Tangible Book Value Accretion (at close) ~12% Bank HoldCo Bank HoldCo TCE / TA - 8.1% - 8.0% Tier 1 Leverage Ratio 9.1% 9.0% 9.3% 8.7% Tier 1 Risk-based Ratio 10.9% 10.7% 13.4% 12.5% Total Risk-based Capital Ratio 13.1% 12.7% 14.6% 13.6% Sterling 12/31/2016 Pro Forma (1) Pro forma capitalization data estimated at close.

Driving Efficiencies and B/S Repositioning will Achieve Top-Tier Returns

We have developed a clear path to transitioning Astoria's ROA profile

Astoria Return on Average Tangible Assets


1.45%
0.30%
0.10%
0.10%
0.45%
0.50%
Astoria 2016 ROATA
Net Cost Savings
Funding Savings
Securities Repositioning
Loan Portfolio Repositioning
Astoria Adjusted ROATA

Illustrative Assumptions:

Net Cost Savings

- *$100 million of net pre-tax savings represents 35% of Astoria's run-rate operating expenses*
- *Consolidation of 20 branches and other locations*
- *Consolidation of systems and technology*
- *Streamlining benefit and compensation plans*

Funding Savings

- *~$2 billion of borrowings @ ~1.0% spread pick up*
- *Recognized immediately at close through purchase accounting*
- *Long-term pick up as borrowings are replaced with deposit growth at lower cost*

Securities Repositioning

- *~0.50% yield pick up on ~$3 billion securities portfolio*
- *Transition to Sterling's model with balance of Agency, MBS, and municipal securities*
- *Ability to complete shortly after transaction close*

Loan Portfolio Repositioning

- *~0.75% yield pick up as Astoria's loan portfolio is transitioned to Sterling's model*
- *Loan portfolio re-balanced to greater focus on C&I, CRE, and commercial finance over time*

Astoria Adjusted ROATA

- *Target NIM of ~3.50%*
- *Target efficiency ratio of <45%*
- *Target ROATCE of 16%+*

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Due Diligence & Credit Review Highlights Credit risk due diligence on Astoria portfolio Review process conducted mainly by senior credit executives of Sterling with geographic and functional area expertise (CRE, C&I, Resi) Credit due diligence included review of all criticized and classified commercial assets Review concluded that a ~1.5% credit mark on the total loan portfolio is appropriate Operational due diligence on Astoria High quality operations with effective risk management and controls Astoria management has made a significant investment in upgrading risk management capabilities in recent years Validation of projected operational efficiencies upon completion of the merger

Transaction Summary Creates a ~$29 billion premier NYC bank with a diversified balance sheet and income statement Combined franchise would have a Top 6 market share in NYC among regional banks with ~$19 billion in deposits Leverage Sterling’s commercial lending expertise with Astoria’s strong retail franchise Diversified commercial loan origination capabilities Opportunity to reposition Astoria’s balance sheet to drive top-tier ROE and ROA Strong pro forma funding and liquidity profile Combined company has “best-in-class” deposit mix and funding cost Provides immediate scale in attractive Long Island markets with substantial opportunity for growth Estimated financial impact is compelling — double digit accretive to both tangible book value and earnings per share, attractive IRR Execution is the key

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